UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2012

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement.

Investors Agreement

On December 19, 2012, Accuride Corporation  (the “Company”), Cetus Capital, LLC and certain of its affiliates (the “Investors”) entered into an agreement (the “Agreement”) pursuant to which the Company agreed, subject to completion of a customary background check, to appoint Robert E. Davis to the Company’s board of directors (the “Board”) and to nominate Mr. Davis for election at the Company’s 2013 annual meeting of stockholders (the “Annual Meeting”).

Pursuant to the terms of the Agreement, the Board and Investors will mutually agree upon the date, prior to January 31, 2013, that Mr. Davis (or such director that shall have been appointed to replace Mr. Davis pursuant to the Agreement) (the “Investor Director”) will be appointed to the Board.

The Investors have agreed to vote their shares of the Company’s common stock in favor of the directors nominated by the Board for election at the Annual Meeting and the approval of the Company’s Amended and Restated Rights Agreement (the “Rights Agreement”) with American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”), as amended pursuant to the Agreement and further described below.

Each Investor has also agreed that, during the Standstill Period (defined below), neither it nor any of its respective controlled affiliates will, among other things and subject to certain exceptions: (a) acquire or propose to acquire beneficial ownership of the Company’s common stock in excess of 19.99% of the Company’s total outstanding common stock (or, if greater, the maximum percentage of the Company’s then outstanding capital stock that may be acquired by a person without causing such person to be an Acquiring Person (as defined in the Rights Agreement) under the Rights Agreement) (the greater of such percentages, the “Maximum Ownership Percentage”) or all or any material portion of the assets or business of the Company, (b) seek, propose or solicit a merger, consolidation, acquisition or control or other business combination, change in structure or composition of the Board, change in the executive officers of the Company, change in capital structure, recapitalization or similar items with respect to the Company, (c) submit any stockholder proposals or nominate any candidate for election to the Board; (d) engage  or participate in, or take certain other actions related to, proxy solicitations; (e) form or participate in a group with respect to the Company’s common stock, (f) disclose publicly any intention, plan or arrangement inconsistent with the foregoing; or (g) enter into any agreement, arrangement or understanding concerning any of the foregoing.  The Standstill Period began on the date of execution of the Agreement and extends until the earlier of (x) the date that is ten business days prior to the deadline for the submission of stockholder nominations for the Company’s 2014 annual meeting of stockholders or (y) upon a material breach of the Agreement by the Company if such breach has not been cured within 15 days following written notice of such breach.

The Company represented that the Board had taken all actions necessary to render inapplicable the provisions of Section 203 of the General Corporation Law of the State of Delaware (“Section 203”), solely as it related to the Investors’ acquisition of additional shares of the Company’s common stock up to the Maximum Ownership Percentage.  The waiver of Section 203 will no longer be applicable if, subsequent to becoming an “interested stockholder” (as defined in Section 203), the Investors no longer have beneficial ownership of 15% or more of the voting capital stock of the Company as a result of any sale or disposition of beneficial ownership of such stock.

Pursuant to the Agreement, the Investor Director is required to resign from the Board (a) upon a material breach of the Agreement by the Investors if such breach is not cured within 15 days following notice of such breach or (b) if the Investors’ aggregate beneficial ownership of the Company’s common stock, is less than 10%.

The foregoing description of the Agreement does not purport to be a complete summary of the terms of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein. The Company’s press release, dated December 20, 2012, announcing entry into the Agreement is attached hereto as Exhibit 99.2.

Amendment to Amended and Restated Rights Agreement

On December 19, 2012, in connection with its approval of the Agreement, the Board approved, and the Company and the Rights Agent entered into, Amendment No. 1 to the Rights Agreement (the “Amendment”).  The purpose of the Amendment is to shorten the expiration of the Rights Agreement from November 9, 2015 to April 30, 2014.

The Amendment, a copy of which is attached as Exhibit 4.1 hereto, is incorporated by reference herein.  The foregoing description of the Amendment is qualified in its entirety by reference to such exhibit.  A copy of the Rights Agreement and a summary of its material terms were filed with the Securities and Exchange Commission on Form 8-K on November 8, 2012 (incorporated herein by reference to Exhibit 4.1).

ITEM 3.03.  MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.

The information set forth in Item 1.01 under the heading “Amendment to Amended and Restated Rights Agreement” is incorporated into this Item 3.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1

Amendment No. 1, dated as of December 19, 2012, to Amended and Restated Rights Agreement, dated as of November 7, 2012, by and between Accuride Corporation and American Stock Transfer & Trust Company, LLC.

99.1	Investors Agreement, dated December 19, 2012 by and among Accuride Corporation and the Investors party thereto.
99.2	Press Release of Accuride Corporation, dated December 20,2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	December 20, 2012	/s/ Stephen A. Martin
Stephen A. Martin
Senior Vice President / General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1

Amendment No. 1, dated as of December 19, 2012, to Amended and Restated Rights Agreement, dated as of November 7, 2012, by and between Accuride Corporation and American Stock Transfer & Trust Company, LLC.

99.1	Investors Agreement, dated December 19, 2012 by and among Accuride Corporation and the Investors party thereto.
99.2	Press Release of Accuride Corporation, dated December 20,2012.